Exhibit 99.6

FW Netherlands C.V. and Subsidiaries
Condensed Consolidated Financial Statements

September 30, 2004

FW NETHERLANDS C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands of dollars)
(Unaudited)

	September 30, 2004	December 31, 2003

ASSETS
Current Assets:
Cash and cash equivalents	$45,977	$108,891
Short-term investments	21,246	13,390
Accounts and notes receivable:
Trade	77,345	104,567
Other (including $909 in 2004 and $1,270 in 2003 with affiliates)	5,860	4,067
Contracts in process and inventories	129,041	18,895
Prepaid, deferred and refundable income taxes	2,817	4,102
Prepaid expenses	3,759	13,813

Total current assets	286,045	267,725

Land, buildings and equipment	75,244	75,904
Less accumulated depreciation	29,506	28,421

Net book value	45,738	47,483

Restricted cash	5,452	9,228
Notes and accounts receivable — long-term	1,736	282
Intercompany notes receivable — long-term	1,537	1,523
Investment and advances	903	2,987
Goodwill, net	48,800	48,690
Other intangible assets, net	14,338	15,219
Other assets	97	2,243
Deferred income taxes	130	413

TOTAL ASSETS	$404,776	$395,793

LIABILITIES AND PARTNERS’ CAPITAL
Current Liabilities:
Current installments on long-term debt	$309	$373
Accounts payable (including $17,531 in 2004 and $7,913 in 2003 with affiliates)	83,465	88,726
Accrued expenses	9,998	18,316
Intercompany notes payable	119	893
Estimated costs to complete long-term contracts	213,155	132,297
Advance payments by customers	22,031	3,125
Income taxes	33	876

Total current liabilities	329,110	244,606

Long-term debt less current installments	—	130
Capital lease obligations	16,853	17,270
Intercompany notes payable — long-term	40,000	40,000
Deferred income taxes	3,637	4,271
Other long-term liabilities and minority interest	4,237	4,607
Commitments and contingencies

TOTAL LIABILITIES	393,837	310,884

TOTAL PARTNERS’ CAPITAL	10,939	84,909

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$404,776	$395,793

See notes to condensed consolidated financial statements.

FW NETHERLANDS C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND
COMPREHENSIVE (LOSS)/INCOME
(in thousands of dollars)
(Unaudited)

	Nine Months Ended

	September 30, 2004	September 30, 2003 (restated - see Note 3)

Revenues and other income:
Operating revenues (including $43,063 in 2004 and $49,147 in 2003 with affiliates)	$410,602	$466,864
Interest income (including $91 in 2004 and $76 in 2003 with affiliates)	2,790	3,002
Other income	5,158	1,756

Total revenues and other income	418,550	471,622

Costs and expenses:
Cost of operating revenues (including $4,623 in 2004 and $8,278 in 2003 with affiliates)	431,096	429,577
Selling, general and administrative expenses	31,013	27,618
Interest expense (including $2,626 in 2004 and $2,632 in 2003 with affiliates)	3,284	3,334
Minority interest	—	305
Other deductions	4,557	4,120

Total costs and expenses	469,950	464,954

(Loss)/income before income taxes	(51,400)	6,668
Provision for income taxes	1,646	2,010

Net (loss)/income	(53,046)	4,658

Other comprehensive (loss)/income:
Foreign currency translation adjustments	2,999	9,972

Net comprehensive (loss)/income	$(50,047)	$14,630

See notes to condensed consolidated financial statements.

FW NETHERLANDS C.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	Nine Months Ended

	September 30, 2004	September 30, 2003 (restated - see Note 3)

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash (used)/provided by operating activities	$(29,020)	$27,008

CASH FLOWS FROM INVESTING ACTIVITIES
Change in restricted cash	3,180	15,688
Payment for purchase of Foster Wheeler Energia S.A. (see Note 3)	(3,589)	—
Capital expenditures	(1,858)	(4,877)
Proceeds from sale of assets	123	636
(Increase) in short-term investments	—	(7,357)
(Increase)/decrease in investments and advances	(7,330)	555

Net cash (used)/provided by investing activities	(9,474)	4,645

CASH FLOWS FROM FINANCING ACTIVITIES
Capitalization of intercompany notes	(20,334)	(440)
Proceeds from long-term debt	—	(381)
Payments of capital lease and long-term debt	(824)	—
Change in intercompany notes	(803)	2,714

Net cash (used)/provided by financing activities	(21,961)	1,893

Effect of exchange rate changes on cash and cash equivalents	(2,459)	11,816

(DECREASE)/INCREASE IN CASH AND CASH EQUIVALENTS	(62,914)	45,362
Cash and cash equivalents at beginning of period	108,891	98,875

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$45,977	$144,237

See notes to condensed consolidated financial statements.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.	Description of Business

FW Netherlands C.V., a limited liability partnership registered in the Netherlands, and subsidiaries, collectively referred to herein as the “Partnership,” is owned by Foster Wheeler LLC (99%) and Foster Wheeler Inc. (1%), which are indirectly wholly owned by Foster Wheeler Ltd. The principal operations of the Partnership are to design, manufacture and erect steam generating and auxiliary equipment for power stations and industrial markets worldwide. Steam generating equipment includes a full range of fluidized-bed and conventional boilers firing coal, oil, gas, biomass and other municipal solid waste, waste wood and low-Btu gases. Auxiliary equipment includes feedwater heaters, steam condensers, heat-recovery equipment and low-NOx burners. Site services related to these products encompass plant erection, maintenance engineering, plant upgrading and life extension, and plant repowering. The Partnership also provides research analysis and experimental work in fluid dynamics, heat transfer, combustion and fuel technology, materials engineering, and solids mechanics. The Partnership principally operates under one segment, primarily in Finland, Poland and Spain.

The Partnership has transactions and relationships with Foster Wheeler Ltd. and its affiliates. The financial position, results of operations, and cash flows of the Partnership have been impacted by these transactions and relationships as discussed in Notes 2, 3, 4 and 9.

2.	Liquidity and Going Concern

The accompanying condensed consolidated financial statements were prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. and the Partnership may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s and the Partnership’s ability to operate profitably, to generate cash flows from operations, asset sales and collections of receivables to fund its obligations, including those resulting from asbestos related liabilities, as well as Foster Wheeler Ltd.’s ability to maintain credit facilities and bonding capacity adequate to conduct its business. Foster Wheeler Ltd. incurred significant operating losses during the nine months ended September 24, 2004 and in each of the years in the three-year period ended December 26, 2003, and has a shareholders’ deficit of $441,238 as of September 24, 2004.

On September 24, 2004, Foster Wheeler Ltd. completed an equity-for-debt exchange offer in which it issued common shares, preferred shares, warrants to purchase common shares, or in some cases to purchase preferred shares, and new notes in exchange for certain of its outstanding debt securities and trust securities. The exchange offer reduced Foster Wheeler Ltd.’s existing debt (excluding a reduction in deferred accrued interest of $31,105) by $436,933, improved the shareholders’ deficit by $448,162 and when combined with the proceeds from the issuance of the 2011 Senior Notes that were used to repay amounts that were outstanding under the Senior Credit Facility, eliminated substantially all material scheduled corporate debt maturities prior to 2011. A pretax charge of $174,941 relating primarily to the Convertible Notes that were exchanged, substantially all of which was non-cash, was recorded in conjunction with the completion of the exchange offer. After completing the exchange offer, Foster Wheeler Ltd. had outstanding debt obligations of approximately $577,000 as of September 24, 2004.

In August of 2002, Foster Wheeler Ltd. negotiated a Senior Credit Facility that was comprised of a $71,000 term loan, a $69,000 revolving credit facility and a $149,900 letter of credit facility having an April 30, 2005 maturity date. Over the course of 2002 and 2003, Foster Wheeler Ltd. obtained amendments to this facility to provide covenant relief and to allow for the equity-for-debt exchange offer. These amendments are described below. In connection with the equity-for-debt exchange offer, Foster Wheeler Ltd. repaid the term loan and all amounts outstanding under the revolving credit facility in full. In addition, the Senior Credit Facility was amended (Amendment No. 5) to reduce the availability under the letter of credit facility to $125,000 and to terminate the revolving credit facility, as described below.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Foster Wheeler Ltd. is currently seeking a new multi-year revolving credit agreement and letter of credit facility. As of September 24, 2004, Foster Wheeler Ltd. had letters of credit outstanding under the Senior Credit Facility of $81,400. Letters of credit outstanding upon maturity of the Senior Credit Facility will either need to be replaced by a new facility or funded with cash. There can be no assurance that Foster Wheeler Ltd. will be able to obtain a new revolving credit and letter of credit facility on acceptable terms or at all.

The Senior Credit Facility covenants include a maximum senior leverage ratio and a minimum earnings before interest expense, taxes, depreciation and amortization (“EBITDA”). Compliance with these covenants is measured quarterly. The maximum senior leverage covenant compares actual average rolling four quarter EBITDA, as defined in the Senior Credit Facility, to actual total senior debt, as defined. The resultant multiple of debt to EBITDA must be less than maximum amounts specified in the Senior Credit Facility. The minimum EBITDA covenant requires the actual average rolling four quarter EBITDA, as defined in the Senior Credit Facility, to meet minimum EBITDA targets. Management’s current forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants contained in the Senior Credit Facility throughout the facility’s term.

The Senior Credit Facility is secured by the assets of the domestic subsidiaries, the stock of the domestic subsidiaries, and, in connection with Amendment No. 3 discussed below, 100% of the stock of the first-tier foreign subsidiaries.

The Senior Credit Facility requires prepayments from proceeds of assets sales, the issuance of debt or equity, and from excess cash flow. Foster Wheeler Ltd. retained the first $77,000 of such amounts and also retains a 50% share of the balance. The $77,000 threshold was exceeded during the second quarter of 2003. Accordingly, principal repayments of $12,300 and $1,800 were made on the term loan in the first nine months of 2004 and during the full year of 2003, respectively, as a result of asset sales during those periods.

Amendment No. 1 to the Senior Credit Facility, obtained on November 8, 2002, provided for the exclusion of up to $180,000 of gross pretax charges recorded by Foster Wheeler Ltd. in the third quarter of 2002 for covenant calculation purposes. The amendment further provided that up to an additional $63,000 in pretax charges related to specific contingencies may be excluded from the covenant calculation through December 31, 2003, if incurred. As of December 26, 2003, $31,000 of the contingency risks was favorably resolved, and additional project reserves were established for $32,000 leaving a contingency balance of $0.

Amendment No. 2 to the Senior Credit Facility, entered into on March 24, 2003, modified (i) certain definitions of financial measures utilized in the calculation of the financial covenants and (ii) the Minimum EBITDA and Senior Debt Ratio, as specified in section 6.01 of the Credit Agreement. In connection with this amendment of the Credit Agreement, Foster Wheeler Ltd. made a prepayment of principal in the aggregate amount of $10,000 in March 2003.

Amendment No. 3 to the Senior Credit Facility, entered into on July 14, 2003, modified certain affirmative and negative covenants to permit the equity-for-debt exchange offer, other internal restructuring transactions as well as transfers, cancellations and setoffs of certain intercompany obligations. The terms of the amendment called for Foster Wheeler Ltd. to pay a fee equal to 5% of the lenders’ credit exposure since it had not made a required prepayment of principal under the Senior Credit Facility of $100,000 on or before March 31, 2004. Foster Wheeler Ltd. paid the required fee of $13,600 on March 31, 2004. The annual interest rate on borrowings under the Senior Credit Facility increased each quarter until the term loan and revolving credit facility were repaid on September 24, 2004.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Amendment No. 4 to the Senior Credit Facility, entered into on October 30, 2003, modified certain definitions and representations to allow for the maintenance and administration of certain bank accounts of Foster Wheeler Ltd.

Amendment No. 5 to the Senior Credit Facility, entered into on May 14, 2004, amended and waived certain affirmative and negative covenants necessary to permit the equity-for-debt exchange offer as well as to allow for a reduction of $25,000 in Foster Wheeler Ltd.’s letter of credit facility. In consideration for the amendments and waivers obtained in this amendment, Foster Wheeler Ltd. paid on November 30, 2004, a fee equal to 1.25% of the lenders’ outstanding letter of credit exposure and is obligated to pay a further fee equal to 0.75% of the lenders’ outstanding letter of credit exposure for each additional month thereafter through the expiration date of the Senior Credit Facility of April 30, 2005. Such fees are due and payable only to the extent that any commitment remains outstanding under the Senior Credit Facility at the end of each month.

Foster Wheeler Ltd. finalized a sale/leaseback arrangement for an office building at its corporate headquarters in the third quarter of 2002. Under this arrangement, Foster Wheeler Ltd. leases the facility for an initial non-cancelable period of 20 years. The proceeds from the sale/leaseback were sufficient to repay the balance outstanding under a previous operating lease arrangement of $33,000 for a second corporate office building. The long-term capital lease obligation of $44,600 as of September 24, 2004 is included in capital lease obligations in Foster Wheeler Ltd.’s condensed consolidated balance sheet. Foster Wheeler Ltd. entered into a binding agreement in the first quarter 2004 to sell the second corporate office building. The sale closed in the second quarter 2004 and generated net cash proceeds of $16,400. Of this amount, 50% was used to prepay amounts outstanding under the term loan portion of the Senior Credit Facility in the second quarter of 2004.

The Senior Credit Facility and the sale/leaseback arrangement have quarterly debt covenant compliance requirements. Management’s forecast indicates that Foster Wheeler Ltd. will be in compliance with the debt covenants throughout 2005, provided Foster Wheeler Ltd. successfully obtains a new letter of credit facility. However, there can be no assurance that Foster Wheeler Ltd. will comply with the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Facility or the sale/leaseback arrangement, repayment of amounts outstanding under such agreements could be accelerated. Acceleration of these facilities would result in a cross default under the following agreements: the 2011 Senior Notes, the 2005 Senior Notes, the Convertible Notes, the trust preferred securities, the Robbins Bonds, and certain of the special-purpose project debt facilities, which would allow such debt to be accelerated as well. The total amount of Foster Wheeler Ltd. debt that could be accelerated is $474,000 as of September 24, 2004. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. The debt covenants and the potential payment acceleration requirements raise substantial doubts about Foster Wheeler Ltd.’s and the Partnership’s ability to continue as a going concern. The condensed consolidated financial statements of Foster Wheeler Ltd. and the Partnership do not include any adjustments that might result from the outcome of this uncertainty.

One of Foster Wheeler Ltd’s and the Partnership’s foreign subsidiaries is a party to two Euro-denominated performance bond facilities with financial institutions that contain covenants. The covenants include (i) a limitation on the amount of dividends to 75% of the subsidiary’s annual earnings and (ii) a requirement that the payment of dividends and certain restricted payments be subject to the subsidiary having minimum equity ratios, calculated as equity divided by total assets each as defined in the facilities. In addition, the facilities require the subsidiary to maintain a minimum equity ratio. One of the performance bond facilities is dedicated to a specific project and, as of September 24, 2004, had performance bonds outstanding equivalent to approximately $40,000 (none of which has been drawn). Covenants under this facility are tested quarterly. The second facility is a general performance bond facility and, as of September 24, 2004, had performance bonds outstanding in favor of several clients equivalent to approximately $13,000 (none of which has been drawn).

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

As a result of operating losses at the foreign subsidiary during the second quarter of 2004, the equity of Foster Wheeler Ltd.’s and the Partnership’s subsidiary fell below the minimum equity ratios, breaching the covenants contained in the performance bond facilities. On August 6, 2004 and August 9, 2004, Foster Wheeler Ltd.’s and the Partnership’s foreign subsidiary obtained waivers from the financial institutions providing the performance bond facilities. The waiver for the project specific performance bond facility requires that the foreign subsidiary make no dividends or other restricted payments, including intercompany loans, debt service on existing intercompany loans, royalties, and management fees, for as long as the foreign subsidiary’s equity remains below the minimum amounts and the performance bonds are outstanding. The equity of Foster Wheeler Ltd.’s and Partnership’s subsidiary remained below the minimum equity ratio as of September 24, 2004. The waiver for the general performance bond facility was initially effective through October 31, 2004 and has been subequently extended through January 31, 2005. As a condition to the waiver extension, Foster Wheeler Ltd. and the Partnership’s subsidiary were required to provide standby letters of credit for eight guarantees currently outstanding under the performance bond facility totaling approximately $7,300 and to pay a nominal waiver fee. In the event that Foster Wheeler Ltd. and the Partnership are unable to obtain a further waiver or amendment, they will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, Foster Wheeler Ltd. and the Partnership believes this matter will not have an adverse impact on their forecasted liquidity. The foreign subsidiary’s inability to pay dividends and restricted payments because of its failure to remain in compliance with the minimum equity ratio covenants is reflected in Foster Wheeler Ltd.’s and the Partnership’s liquidity forecasts.

Foster Wheeler Ltd.’s U.S. operations, which include the corporate functions, are cash flow negative and are expected to continue to incur negative cash flow due to a number of factors including costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, and other expenses related to corporate functions and other corporate overhead.

Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations and loans from non-U.S. subsidiaries, asset sales, collections of receivables and claims recoveries, working capital needs and unused credit line availability. Foster Wheeler Ltd.’s cash flow forecasts continue to indicate that sufficient cash will be available to fund its U.S. and foreign working capital needs throughout 2005, provided Foster Wheeler Ltd. successfully replaces the letter of credit facility contained in the Senior Credit Facility. Ensuring adequate domestic liquidity remains a priority for Foster Wheeler Ltd.’s management, however, there can be no assurance that the cash amounts realized and/or timing of the cash flows will match Foster Wheeler Ltd.’s forecast.

As of September 24, 2004, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $371,900, compared to $430,200 as of December 26, 2003. Of the $371,900 total at September 24, 2004, approximately $311,900 was held by foreign subsidiaries. Foster Wheeler Ltd. is sometimes required to cash collateralize bonding or certain bank facilities and such amounts are included in restricted cash. The amount of restricted cash at September 24, 2004 was $64,300, of which $59,800 relates to the non-U.S. operations.

Foster Wheeler Ltd.’s restricted cash at September 24, 2004 consists of approximately $4,100 held primarily by special purpose entities and restricted for debt service payments, approximately $57,800 that was required to collateralize letters of credit and bank guarantees, and approximately $2,400 of client escrow funds. Domestic restricted cash totals approximately $4,500, which relates to funds held primarily by special purpose entities and restricted for debt service payments and client escrow funds. Foreign restricted cash totals approximately $59,800 and is comprised of cash collateralized letters of credit and bank guarantees and client escrow funds.

Foster Wheeler Ltd. requires cash distributions from its non-U.S. subsidiaries in the normal course of its operations to meet its U.S. operations’ minimum working capital needs and to service its debt. Foster Wheeler Ltd.’s current 2004 forecast assumes total cash repatriation from its non-U.S. subsidiaries of approximately $79,000 from royalties, management fees, intercompany loans, debt service on intercompany loans, and dividends. In the first nine months of 2004 and the full year of 2003, Foster Wheeler Ltd. repatriated approximately $65,000 and $100,000, respectively, from its non-U.S. subsidiaries.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

There can be no assurance that the forecasted foreign cash repatriation will occur, as there are significant contractual and statutory restrictions on Foster Wheeler Ltd.’s ability to repatriate funds from its non-U.S. subsidiaries. These subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash previously noted. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. Distributions in excess of these specified amounts would violate the terms of the agreements or applicable law, which could result in civil and criminal penalties. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in sufficient amounts to fund its U.S. working capital requirements, to repay debt, or to satisfy other obligations of its U.S. operations, which could limit Foster Wheeler Ltd.’s and the Partnership’s ability to continue as a going concern.

Commercial operations under a domestic contract retained by Foster Wheeler Ltd. in connection with the sales of assets of the Foster Wheeler Environmental Corporation (“Environmental”) commenced in January 2004. The plant processes low-level nuclear waste for the U.S. Department of Energy (“DOE”). Foster Wheeler Ltd. funded the plant’s construction costs and operates the facility. The majority of Foster Wheeler Ltd.’s invested capital was recovered during the early stages of processing the first stream of waste materials. This project successfully processed all quantities of the first waste stream of materials ahead of schedule and is currently finalizing the processing line for the second waste stream. As of September 24, 2004, the project generated year-to-date net cash flow of approximately $52,800. An additional $17,800 of capital recovery is dependent on the initial processing of the second waste stream of materials. This capital recovery is expected in 2005.

On February 26, 2004, the California Public Utilities Commission approved certain changes to Pacific Gas and Electric Company’s rates. As relevant to Foster Wheeler Ltd.’s subsidiary’s Martinez Project, the E-20T rate has been decreased by approximately 15% retroactive to January 1, 2004, having a negative effect on the subsidiary’s 2004 cash flow and earnings. This rate change has been reflected in Foster Wheeler Ltd.’s liquidity forecast.

In connection with the equity-for-debt exchange offer, the holders of Foster Wheeler Ltd.’s Senior Notes due November 15, 2005 agreed to amend the indenture governing these notes to effectively eliminate the security interest previously held by the notes. Holders of Foster Wheeler Ltd.’s new 2011 Senior Notes have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries including the contributed capital and debt of the Partnership. The Senior Credit Facility is also secured by the stock, debt and assets of certain subsidiaries and has priority over the 2011 Senior Notes in such security.

The 2011 Senior Notes contain incurrence covenants that must be met should Foster Wheeler Ltd. choose to undertake certain actions including incurring debt, making payments and investments, granting liens, making asset sales and entering into specific intercompany transactions, among others. Management monitors these covenants to ensure it is aware of the actions Foster Wheeler Ltd. is permitted to take pursuant to the 2011 Senior Notes Indenture.

In the third quarter of 2002, Foster Wheeler Ltd. also entered into a receivables financing arrangement of up to $40,000. Foster Wheeler Ltd., in agreement with the lenders, reduced the maximum borrowing capacity to $30,000 effective May 28, 2004 thereby reducing unused commitment fees incurred. No amounts were drawn during 2004 or 2003, and Foster Wheeler Ltd. voluntarily terminated the receivable financing arrangement on September 30, 2004. A termination fee of $400 was accrued in the third quarter of 2004 and paid to the lending group on September 30, 2004.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

On January 26, 2004, subsidiaries in the U.K. entered into a two-year revolving credit facility with Saberasu Japan Investments II B.V. in the Netherlands. The facility provides for up to $45,000 of additional revolving loans available to provide working capital, which may be required by these subsidiaries as they seek to grow the business by pursuing a larger volume of lump-sum engineering, procurement and construction contracts. The facility is secured by substantially all of the assets of these subsidiaries and is subject to covenant compliance. Such covenants include a minimum EBITDA level and a loan to EBITDA ratio. As of September 24, 2004, the facility remained undrawn.

Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the junior subordinated debentures underlying the 9.00% Preferred Capital Trust I securities and, as a result, to defer payments on those securities. The aggregate liquidation amount of the trust preferred securities at September 24, 2004 was $71,250, after completing the equity-for-debt exchange. The Senior Credit Facility, as amended, requires Foster Wheeler Ltd. to defer the payment of the dividends on the trust preferred securities and no dividends were paid during 2003 or the first three quarters of 2004. As of September 24, 2004, the amount of dividends deferred plus accrued interest approximates $21,400. Foster Wheeler Ltd. intends to continue to defer payment of the dividends on the trust preferred securities until January 15, 2007 — the full term allowed by the underlying agreement. Once the deferred dividend obligation has been satisfied, Foster Wheeler Ltd. has the right to defer subsequent dividend payments for an additional 20 consecutive quarters.

On November 14, 2003, the New York Stock Exchange (“NYSE”) de-listed Foster Wheeler Ltd.’s common stock as well as its related security, 9.00% FW Preferred Capital Trust I, based on Foster Wheeler Ltd.’s inability to meet its listing criteria. Foster Wheeler Ltd.’s common and preferred shares and the 9.00% FW Preferred Capital Trust I securities are quoted on the Over-the-Counter Bulletin Board (“OTCBB”).

Under Bermuda law, the consent of the Bermuda Monetary Authority (“BMA”) is required prior to the transfer by non-residents of Bermuda of a Bermuda company’s shares. Since becoming a Bermuda company, Foster Wheeler Ltd. has relied on an exemption from this rule provided to NYSE-listed companies. Due to its de-listing, this exemption was no longer available. To address this issue, Foster Wheeler Ltd. obtained the consent of the BMA for transfers between non-residents for so long as Foster Wheeler Ltd.’s shares continue to be quoted in the Pink Sheets or on the OTCBB. Foster Wheeler Ltd. believes that this consent will continue to be available.

3.	Purchase of Foster Wheeler Energia S.A.

In October 2003, the Partnership acquired Foster Wheeler Energia S.A., a wholly owned subsidiary of Foster Wheeler Europe Limited, for proceeds of approximately $30,675. The subsidiary was purchased from a wholly owned affiliate of Foster Wheeler Ltd. The sales price approximated the carrying value. The Partnership has reflected this transaction as a reorganization of companies under common control. Accordingly, the accompanying financial statements have been revised to include the historical activity of Foster Wheeler Energia S.A. in the condensed consolidated statements of financial position, results of operations and cash flows for all periods presented. In May 2004, pursuant to the Foster Wheeler Energia S.A. sale agreement, an additional payment of $3,589 was made to Foster Wheeler Europe Limited. The payment could not be estimated at the time of purchase, and was therefore not accrued. The payment made by the Partnership was recorded as a decrease to Contributed Capital in 2004.

The following summarizes the change in the Partnership’s net earnings from amounts previously reported:

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

	Nine Months Ended
	September 30, 2003

	as previously
	reported	restated

Revenues and other income	$402,227	$471,622
Costs and expenses	392,315	464,954

Earnings before income taxes	9,912	6,668
Provision for income taxes	2,907	2,010

Net earnings	$7,005	$4,658

4.	Summary of Significant Accounting Policies

The condensed consolidated balance sheet as of September 30, 2004 and the related condensed consolidated statements of operations and comprehensive (loss)/income and of cash flows for the nine months ended September 30, 2004 and September 30, 2003, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

The condensed consolidated balance sheet as of December 31, 2003 has been derived from the 2003 audited financial statements. A summary of the Partnership’s significant accounting policies is presented below. There has been no material change in the accounting policies followed by the Partnership during the first nine months of 2004.

Principles of Consolidation — The consolidated financial statements have been prepared based on accounting principles generally accepted in the United States of America and include the accounts of all significant domestic and foreign subsidiary companies. All significant intercompany transactions and balances have been eliminated.

The Partnership’s fiscal year ends on December 31.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. Significant estimates are used when accounting for long-term contracts including customer and vendor claims, depreciation, employee benefit plans, taxes, and contingencies, among others.

Many of the Partnership’s contracts contain lump-sum prices whereby the Partnership agrees to the selling price at the time it enters into the contract. Costs and execution schedules are based on estimates, and management assumes substantially all of the risks associated with completing the project as well as the post-completion warranty obligations. For the nine months ended September 30, 2004 and 2003, charges of approximately $66,900 and $0, respectively, were recorded on lump-sum contracts.

Revenue Recognition on Long-term Contracts — Revenues and profits on long-term fixed-price contracts are recorded under the percentage-of-completion method. Progress toward completion is measured using physical completion of individual tasks for all contracts with a value of $5,000 or greater. Progress toward completion of fixed-priced contracts with a value under $5,000 is measured using the cost-to-cost method.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Revenues and profits on cost-reimbursable contracts are recorded as the costs are incurred. The Partnership includes flow-through costs consisting of materials, equipment and subcontractor costs as revenue on cost-reimbursable contracts when the Partnership is responsible for the engineering specifications and procurement for such costs.

Contracts in progress are stated at cost, increased for profits recorded on the completed effort or decreased for estimated losses, less billings to the customer and progress payments on uncompleted contracts. Negative balances are presented as “estimated costs to complete long-term contracts.” The Partnership has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. However, current estimates may be revised as additional information becomes available. In accordance with the accounting and disclosure requirements of the American Institute of Certified Public Accountants Statement of Position 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”) and Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes,” the Partnership reviews its contracts monthly. As a result of this reevaluation process, in the first nine months of 2004 11 individual projects had final estimated profit revisions exceeding $500. These revisions primarily resulted from problems on ongoing lump-sum turnkey power projects in Europe. The net aggregate dollar value of the accrued contract profit reversal resulting from these estimate changes during the nine months ended September 30, 2004 amounted to a net charge of $66,900. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to four years.

Claims are amounts in excess of the agreed contract price (or amounts not included in the original contract price) that a contractor seeks to collect from customers or others for delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved as to both scope and price or other causes of unanticipated additional costs. The Partnership records claims in accordance with paragraph 65 of SOP 81-1. This statement of position states that recognition of amounts as additional contract revenue related to claims is appropriate only if it is probable that the claims will result in additional contract revenue and if the amount can be reliably estimated. Those two requirements are satisfied by the existence of all of the following conditions: the contract or other evidence provides a legal basis for the claim; additional costs are caused by circumstances that were unforeseen at the contract date and are not the result of deficiencies in the contractor’s performance; costs associated with the claim are identifiable or otherwise determinable and are reasonable in view of the work performed; and the evidence supporting the claim is objective and verifiable. If such requirements are met, revenue from a claim is recorded only to the extent that contract costs relating to the claim have been incurred. Costs attributable to claims are treated as costs of contract performance as incurred. Such claims are currently in various stages of negotiation, arbitration and other legal proceedings. As of September 30, 2004 and December 31, 2003, the Partnership had recorded a commercial claims receivable of approximately $1,800 and $0.

Cash and Cash Equivalents — Cash and cash equivalents include liquid short-term investments purchased with original maturities of three months or less.

Restricted Net Assets — One of the Partnership’s foreign subsidiaries is a party to two Euro-denominated performance bond facilities with financial institutions that contain covenants. The covenants include (i) a limitation on the amount of dividends to 75% of the subsidiary’s annual earnings and (ii) a requirement that the payment of dividends and certain restricted payments be subject to the subsidiary having minimum equity ratios, calculated as equity divided by total assets each as defined in the facilities. In addition, the facilities require the subsidiary to maintain a minimum equity ratio. The covenants are tested quarterly.

One of the performance bond facilities is dedicated to a specific project and, as of September 24, 2004, had performance bonds outstanding equivalent to approximately $40,000 (none of which has been drawn). The second facility is a general performance bond facility and, as of September 24, 2004, had performance bonds outstanding in favor of several clients equivalent to approximately $13,000 (none of which has been drawn).

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

As a result of operating losses at the foreign subsidiary during the second quarter of 2004, the equity of the Partnership’s subsidiary fell below the minimum equity ratios, breaching the covenants contained in the performance bond facilities. On August 6, 2004 and August 9, 2004 the Partnership’s foreign subsidiary obtained waivers from the financial institutions providing the performance bond facilities. The waiver for the project specific performance bond facility requires that the foreign subsidiary make no dividends or other restricted payments, including intercompany loans, debt service on existing intercompany loans, royalties, and management fees, for as long as the foreign subsidiary’s equity remains below the minimum amounts and the performance bonds are outstanding. The waiver for the general performance bond facility was initially effective through October 31, 2004 and was subsequently extended through November 30,2004. In the event that the Partnership is unable to obtain a further waiver or amendment, it will pursue a replacement for this bonding facility. In addition, the subsidiary has sufficient cash on hand to collateralize the obligations supported by the performance bonds in the event it is unable to obtain a waiver or an alternative bonding facility. Therefore, the Partnership believes this matter will not have an adverse impact on its forecasted liquidity.

The foreign subsidiary’s inability to pay dividends and restricted payments because of its failure to remain in compliance with the minimum equity ratio covenants is reflected in the Partnership’s liquidity forecasts.

Restricted Cash — At September 30, 2004 and December 31, 2003, restricted cash was $5,452 and $9,228, respectively, that was required primarily to collateralize letters of credit and bank guarantees.

Short-term Investments — Short-term investments consist primarily of certificates of deposit and are classified as held to maturity under Statement of Financial Accounting Standards (“SFAS”) No. 115 “Accounting for Certain Investments in Debt and Equity Securities.”

Trade Accounts Receivable — In accordance with terms of long-term contracts, certain percentages of billings are withheld by customers until completion and acceptance of the contracts. Final payments of all such amounts withheld might not be received within a one-year period. However, in conformity with industry practice, the full amount of accounts receivable, including such amounts withheld, has been included in current assets.

Trade accounts receivable are continually evaluated in accordance with corporate policy. Provisions are established on a project specific basis when there is an issue associated with the client’s ability to make payments or there are circumstances where the client is not making payment due to contractual issues. Customer payment history, trends within the various markets served and general economic trends are also considered when evaluating the necessity of a provision.

Accounts and Notes Receivable Other — Non-trade accounts and notes receivable consist primarily of receivables from affiliated companies of $909 at September 30, 2004, and $1,270 at December 31, 2003, foreign refundable value-added tax and accrued interest receivable.

Land, Buildings and Equipment — Land, buildings and equipment are stated at cost. Depreciation is computed on a straight-line basis using composite estimated lives ranging from 10 to 25 years for buildings and from 3 to 20 years for equipment. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized. Upon retirement or other disposition of fixed assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in earnings.

Investments and Advances — The Partnership uses the equity method of accounting for investment ownership of between 20% and 50% in affiliates unless significant economic considerations indicate that the cost method is appropriate. The equity method is also used for investments in which ownership is greater than 50% when the Partnership does not have a controlling financial interest. Investment ownership of less than 20% in affiliates is carried at cost. Currently, all of the Partnership’s significant investments in affiliates are recorded using the equity method.

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Income Taxes — The Partnership is not subject to income taxes. The taxable income or loss applicable to the operation of the Partnership is includable in the income tax return of the partners. Income tax in the Partnership’s statement of operations and balance sheet have been calculated on a separate company basis for its subsidiaries subject to tax that file tax returns in their foreign jurisdictions.

Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Foreign Currency — The Partnership’s functional and reporting currency is the U.S. dollar. Assets and liabilities of foreign subsidiaries using other functional currencies are translated into U.S. dollars at year-end exchange rates and income and expenses and cash flows at monthly weighted-average rates.

The Partnership enters into foreign exchange contracts in its management of foreign currency exposures related to commercial contracts. Changes in the fair value of derivative contracts that qualify as designated cash flow hedges are deferred until the hedged forecasted transaction affects earnings. Amounts receivable (gains) or payable (losses) under foreign exchange hedges are recognized as deferred gains or losses and are included in either contracts in process or estimated costs to complete long-term contracts. The Partnership utilizes foreign exchange contracts solely for hedging purposes, whether or not they qualify for hedge accounting under SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities.” At September 30, 2004 and 2003, the Partnership did not meet the requirements for deferral under SFAS No. 133 and recorded for the nine months ended September 30, 2004 and 2003 net after-tax losses on derivative instruments of approximately $2,397 and $2,633, respectively.

Contracts in Process and Estimated Costs to Complete Long-term Contracts — In accordance with terms of long-term contracts, amounts recorded in contracts in process and estimated costs to complete long-term contracts may not be realized or paid, respectively, within a one-year period. In conformity with industry practice, however, the full amount of contracts in process and estimated costs to complete long-term contracts have been included in current assets and current liabilities, respectively.

Inventories — Inventories, principally materials and supplies, are stated at the lower of cost or market, determined primarily on the average cost method.

Intangible Assets — Intangible assets consist principally of the excess of cost over the fair value of net assets acquired (goodwill), trademarks and patents. Goodwill was allocated to the reporting units based on the original purchase price allocation. Patents and trademarks are being amortized on a straight-line basis over periods of 12 to 40 years.

The Partnership tests for impairment at the reporting unit level as defined in SFAS No. 142, “Goodwill and Other Intangible Assets.” This test is a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit with its carrying amount, including goodwill. If the fair value, which is based on future cash flows, exceeds the carrying amount, goodwill is not considered impaired. If the carrying amount exceeds the fair value, the second step must be performed to measure the amount of the impairment loss, if any. The second step compares the implied fair value of the reporting unit’s goodwill with the carrying amount of that goodwill. In the fourth quarter of each year, the Partnership evaluates goodwill on a separate operating unit basis to assess recoverability, and impairments, if any, are recognized in earnings. An impairment loss would be recognized in an amount equal to the excess of the carrying amount of the goodwill over the implied fair value of the goodwill. SFAS No. 142 also requires that intangible assets with determinable useful lives be amortized over their respective estimated useful lives and reviewed annually for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

As of September 30, 2004 and December 31, 2003, the Partnership had unamortized goodwill of $48,800 and $48,690, respectively. The change is due to the change in the foreign currency translation rates.

As of September 30, 2004 and December 31, 2003, the Partnership had unamortized identifiable intangible assets of $14,338 and $15,219, respectively. The following table details amounts relating to those assets as of September 30, 2004 and December 31, 2003.

	As of September 30, 2004		As of December 31, 2003

	Gross Carrying	Accumulated	Gross Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Patents	$7,742	$(2,163)	$7,803	$(1,881)
Trademarks	12,248	(3,489)	12,343	(3,046)

Total	$19,990	$(5,652)	$20,146	$(4,927)

Amortization expense related to patents and trademarks for the nine months ended September 30, 2004 and 2003 was $726 and $734, respectively. Amortization expense is expected to approximate $1,000 each year in the next five years.

Stock Option Plans — Foster Wheeler Ltd. has fixed option plans which reserve common shares for issuance to executives, key employees, and directors. Employees of the Partnership participate in these plans. Foster Wheeler Ltd. and the Partnership have adopted the disclosure-only provision of SFAS No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148 “Accounting for Stock Based Compensation – Transition and Disclosure.” Foster Wheeler Ltd. and the Partnership continue to account for stock options granted to employees and directors using intrinsic value method under APB Opinion No. 25, “Accounting for Stock Issued to Employees.”

	Nine Months Ended

	September 30, 2004	September 30, 2003

Net (loss)/income — as reported	$(53,046)	$4,658
Deduct: Total stock-based employee compensation
expense determined under fair value based method
for awards net of taxes of $0	—	—

Net (loss)/income — pro forma	$(53,046)	$4,658

Recent Accounting Developments — In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) 46, “Consolidation of Variable Interest Entities.” This interpretation requires consolidation by business enterprises of variable interest entities which have one or both of the following characteristics:

•	The equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; and

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

•	The equity investors lack one or more of the following essential characteristics of a controlling financial interest: a) the direct or indirect ability to make decisions about the entity’s activities through voting rights or similar rights; b) the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; and c) the right to receive expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected loss.

FIN 46 applied immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. On October 9, 2003, the effective date of FIN 46 for variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003 was deferred until the end of the first interim or annual period ending after March 15, 2004.

The Partnership adopted the provisions of this interpretation in the first quarter of 2004. The adoption did not result in the consolidation of any previously unconsolidated variable interest entities.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs – an amendment of ARB No. 43, Chapter 4.” This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that “…under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges… .” This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement shall be effective for inventory costs incurred during fiscal years beginning after June 15, 2005, though earlier application is permitted. The Partnership is currently assessing the applicability and impact of the adoption of this new Statement, if any.

5.	Changes in Partners’ Capital

Changes in Partners’ Capital for the nine months ended September 30, 2004 were as follows:

	Accumulated Earnings/ (Loss)	Contributed Capital	Accumulated Foreign Currency Translation Adjustment	Capitalization of Intercompany Notes Receivable	Total

Balance at December 31, 2003	$32,484	$75,312	$(10,945)	$(11,942)	$84,909
Allocation of net loss to Partners	(53,046)				(53,046)
Purchase price adjustment (see Note 3)		(3,589)			(3,589)
Capitalization of intercompany notes receivable				(20,334)	(20,334)
Change in foreign currency translation adjustment			2,999		2,999

Balance at September 30, 2004	$(20,562)	$71,723	$(7,946)	$(32,276)	$10,939

6.	Warranty Reserves

The Partnership provides for make good/warranty reserves on certain of its long-term contracts. Generally, these reserves are accrued over the life of the contract so that a sufficient balance is maintained to cover the exposures at the conclusion of the contract.

	Nine Months Ended

	September 30, 2004	September 30, 2003

Balance beginning of year	$34,900	$13,900
Accruals	5,800	11,100
Settlements	(2,900)	(1,500)
Adjustments to provisions	(500)	—

Balance end of period	$37,300	$23,500

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

7.	Income Taxes

The difference between the statutory and effective tax rates for the nine months ended September 30, 2004 and 2003 was primarily due to valuation reserves for nondeductible losses and differences in foreign tax rates. The effective tax rate for the nine months ended September 30, 2004 and 2003 was (3.2)% and 30.1%, respectively. The variance was due to the changes in the amount of nondeductible losses relative to pretax income from the nine months ended September 30, 2003 compared with the nine months ended September 30, 2004.

8.	Litigation and Uncertainties

In the ordinary course of business, the Partnership and its subsidiaries enter into contracts providing for assessment of damages for nonperformance or delays in completion. Suits and claims have been or may be brought against the Partnership by customers alleging deficiencies in either equipment or plant construction and seeking resulting alleged damages. Based on its knowledge of the facts and circumstances relating to the Partnership’s liabilities, if any, and to its insurance coverage, management of the Partnership believes that the disposition of such suits will not result in material charges against assets or earnings materially in excess of amounts previously provided in the accounts.

The ultimate legal and financial liability of the Partnership in respect to all claims, lawsuits and proceedings cannot be estimated with certainty. As additional information concerning the estimates used by the Partnership becomes known, the Partnership reassesses its position both with respect to gain contingencies and accrued liabilities and other potential exposures. Estimates that are particularly sensitive to future change relate to legal matters as these are subject to change as events evolve and as additional information becomes available during the administration and litigation process. Increases in the number of claims filed or costs to resolve those claims will cause the Partnership to increase further the estimates of the costs associated with such claims and could have a material adverse effect on the business, financial condition, results of operations, and cash flows.

9.	Related Party Transactions

The Partnership enters into long-term contracts as a subcontractor for and subcontracts work to certain Foster Wheeler Ltd. affiliates.

Included in the condensed consolidated statement of operations and comprehensive (loss)/income for the nine months ended September 30, 2004 and 2003 relating to such contracts were the following:

	Nine Months Ended

	September 30, 2004	September 30, 2003

Operating revenues	$43,063	$49,147
Cost of operating revenues	892	566
Interest Income	91	76
Cost and expenses:
Royalty and management fees	3,731	7,712
Interest Expense	2,626	2,632

Included in the condensed consolidated balance sheet relating to Foster Wheeler Ltd. affiliates long-term contract activity are the following:

FW NETHERLANDS C.V. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

	September 30,	December 31,
	2004	2003

Accounts and notes receivable	$909	$1,270
Intercompany notes receivable	1,537	1,523
Accounts payable	17,531	7,913
Intercompany notes payable	40,119	40,893

Also reflected in the condensed consolidated balance sheet, due to the uncertainty of collection based on the going concern issues addressed in Note 2, the Partnership reduced intercompany notes receivable and charged Partners’ capital for its notes receivable from U.S. affiliates. The change is reflected in Changes in Partners’ Capital presented in Note 5 and the Condensed Consolidated Statement of Cash Flows. The impact on partners’ capital was a reduction of $32,276 and $11,942 at September 30, 2004 and December 31, 2003, respectively.